Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 28, 2004, relating to the financial statements of Fi-Tek VII, Inc. (a development stage company) as of June 30, 2004 and the year then ended, and the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP

July 29, 2005

Denver, Colorado